SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) June 10, 2003
                                  -------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 9.  REGULATION FD DISCLOSURE

On June 10, 2003 General Motors Corporation (GM) issued the following press release:

                    GM Affirms Outlook for Second Quarter At
               Annual Meeting of Securities Analysts and Investors

DETROIT, June 10 /PRNewswire/ -- General Motors Corp. (NYSE: GM, GMH) today presented an updated outlook on its business performance at its annual gathering of securities analysts and investors.

At the meeting, GM executives said the current analyst consensus of approximately $1.20 earnings per share for the second quarter, excluding Hughes and special items, is reasonable and is consistent with GM's previous guidance of more than $1.00 per share for the quarter. GM's second quarter outlook is after the negative accounting impact of about $0.25 - $0.35 per share related to lost production and damage from a recent tornado at the Oklahoma City plant.

For the full year, GM reiterated that its ability to achieve its target of $5.00 earnings per share, excluding Hughes and special items, remains uncertain in light of the intense pricing pressure in the U.S. -- as previously stated in April. GM North America is expected to fall short of its initial net income target for 2003. However, General Motors Acceptance Corp. (GMAC) continues to exceed expectations and is now forecasting earnings of more than $2 billion -- which would set a new record.

GM Vice Chairman and Chief Financial Officer John Devine said: "We are continuing to work toward our aggressive target of $10 earnings per share by mid-decade. Although it appears that this goal is becoming more difficult to achieve, we are looking at a variety of opportunities that will help us reach this target. Earnings of $10 per share by mid-decade remains the goal."

"GM remains focused on solid business fundamentals to help ensure continued profitability -- despite a fiercely challenging pricing and competitive environment. The objectives outlined early this year continue to be our focus: developing great products; continuing cost reduction and maximizing revenue across the enterprise, staying aggressive in the market, and strengthening the balance sheet," Devine said.

GM continues to make progress toward its goal of strengthening the balance sheet by $10 billion in 2003. Through the first quarter, GM generated cash and improved the balance sheet by $4.5 billion, primarily attributable to positive automotive cash flow and asset sales. In addition, GM raised approximately $1.5 billion in debt offerings in May of 2003. GM remains confident it will meet or exceed its 2003 cash-generation target.

GM's financial picture reflects continued strength at GMAC. GMAC now expects to earn more than $2 billion in 2003, and plans to remit a dividend to GM later this year. Financing operations remain strong; insurance operations are on the rise over 2002; and mortgage operations continue to excel as a result of exceptionally strong origination volume.

GM's operations in the Asia Pacific region are yielding better-than-expected results with the start-up of GM-Daewoo Auto and Technology Co., in Korea, volume growth and an increasing manufacturing footprint in China, market leadership and rear-wheel drive synergies from Holden, as well as product and powertrain synergies being developed with GM's Japanese alliance partners. China's automotive industry continues to experience rapid growth, with industry sales escalating from 1 million units in 1990 to more than 4 million projected in 2003. GM's sales volume in China is expected to grow to 335,000 this year - up from 258,000 in 2002.

For GM North America, GM executives outlined the company's efforts to strengthen its passenger car line-up. More than two-thirds of GM's capital spending in North America has been dedicated to truck products over the past several years. While GM continues to expand its light truck portfolio to maintain a leadership position in these segments, the company will shift more capital spending to re-invigorate its passenger car portfolio. Between the 2003 and 2006 model years, 90 percent of GM's passenger car entries and 94 percent of its car volume will be overhauled with renewed emphasis on design and quality.

Total automobile sales in the U.S. continue to track GM's estimate of annual vehicle sales in the low- to mid-16 million unit range. In order to offset intense competitive pricing pressure, GM North America is focused on cutting costs in the areas of material and warranty, as well as achieving savings in manufacturing and engineering operations. GM reiterated that it expects to meet or exceed its 2003 calendar year targets for both material and structural cost reductions.

In addition to cost-cutting efforts, GM North America is focused on aggressive revenue management -- growing and improving the quality of market share, improving vehicle mix, and expanding services such as XM Radio and OnStar. Year-to-date, this revenue management has allowed GM North America to essentially offset the negative pricing environment -- keeping revenue per unit steady versus last year.

GM Europe continues to pursue its plan for a turnaround with aggressive productivity improvements and reduced costs in the areas of material, manufacturing, and warranty. An aggressive schedule of product introductions is expected to help continue GM's share recovery and bolster revenue growth. However, the economic outlook for Western Europe, particularly Germany, is weaker than expected and has resulted in lower industry sales.

GM's Latin America-Africa-Middle East (LAAM) operations continue to increase market share in very depressed markets. These gains and significant cost cutting are expected to lead to a narrower loss for GM LAAM in 2003, versus 2002.

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal," "pursue" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-18) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

                                      # # #

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    June 10, 2003
        -------------
                                       By
                                            /s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)